Exhibit 1.1

13,500,000 American Depositary Shares

Each Representing one Common Share, Par Value $0.0001 Per Common Share

VisionChina Media Inc.

UNDERWRITING AGREEMENT

•, 2007

CREDIT SUISSE SECURITIES (USA) LLC,

Eleven Madison Avenue

New York, New York 10010-3629 U.S.A.

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080 U.S.A.

As Representatives of the Several Underwriters

Dear Sirs:

1. Introductory. VisionChina Media Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell 13,500,000 American Depositary Shares (the “ADSs”), each ADS representing one of the Company’s common shares, par value $0.0001 per share (“Common Shares”) (such ADSs hereinafter referred to as the “Firm Securities”). The shareholders of the Company listed in Schedule B hereto (“Selling Shareholders”) agree to sell severally, to the Underwriters, at the option of the Representatives, an aggregate of not more than 2,025,000 additional ADSs (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the Common Shares underlying such Securities.

The Company hereby acknowledges that, as part of the offering contemplated by this Agreement, it has requested Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Designated Underwriter”) to reserve out of the Firm Securities to be purchased by the Underwriters under this Agreement, up to 675,000 ADSs, for sale to the Company’s business associates and other persons (collectively, the “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter at the purchase price set forth on the cover page of the Final Prospectus subject to the terms of this Agreement, a side letter between the Company and the Designated Underwriter, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (formerly known as the National association of Securities Dealers, Inc.) ( the “FINRA”) and all other applicable laws, rules and regulations. Any Directed Shares not orally confirmed for purchase by 9:00 A.M. New York City time by the end of the first day after the date of this Agreement will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement dated as of [•], 2007 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs.

2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that, as of the date hereof, the Applicable Time referred to in Section 2(a)(i) hereof, and as of each Closing Date:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-147275) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-147272) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-33821) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Common Shares and the ADSs. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means      :00 [a/p]m (New York City time) on [•], 2007.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission under the Act or the Exchange Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the Nasdaq Global Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (A) (i) On their respective Effective Dates, (ii) on the date of this Agreement and (iii) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendments and supplements thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Ineligible Issuer Status. (A) At the time of filing of the Initial Registration Statement and any post-effective amendment thereto and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (i) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (ii) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated November 21, 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (together, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Final Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

(vii) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or entity other than China Digital Technology Consulting (Shenzhen) Co. Ltd. (“China Digital Shenzhen”), a wholly foreign owned enterprise established under the laws of the People’s Republic of China (the “PRC”); China Digital Mobile Television Co., Ltd. (“CDMTV”), a consolidated affiliated entity established under the laws of the PRC; the subsidiaries of CDMTV set forth in Schedule E hereto (each a “CDMTV Subsidiary,” and collectively, the “CDMTV Subsidiaries”). CDMTV has a 49% equity interest in each of the direct investment entities as set forth in Schedule E hereto (each “Direct Investment Entity,” and collectively, the “Direct Investment Entities”); and CDMTV has a 25% equity interest in Shenzhen Mobile Television Co., Ltd. and a 14% equity interest in Wuxi Guangtong Digital Mobile Television Co., Ltd. as set forth in Schedule E hereto (each an “Affiliated Entity,” and collectively, the “Affiliated Entities”). Each of China Digital Shenzhen, CDMTV and each of the CDMTV Subsidiaries is referred to as a “Subsidiary” and collectively as the “Subsidiaries.” Each Subsidiary, each of the Direct Investment Entities and each of the Affiliated Entities is referred to as a “Group Entity” and collectively as the “Group Entities.” Each Group Entity has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Group Entity of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Group Entity has been duly authorized and validly issued and is fully paid to the extent due and nonassessable; and the capital stock of each Group Entity owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus and, upon (A) the automatic conversion of all of the Company’s outstanding Series A convertible redeemable preferred shares par value $0.0001 per share and the Company’s outstanding Series B convertible redeemable preferred shares par value $0.0001 per share (collectively, the “Preferred Shares”) as described in the General Disclosure Package and the Final Prospectus and (B) the issuance and sale of the Firm Securities, the Company shall have an authorized and outstanding capital as set forth under the column of the Capitalization table labeled “As Adjusted”; all outstanding shares of capital stock of the

Company are, and, when the Offered Securities and the underlying Common Shares have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities, and none of the outstanding shares of capital stock of the Company, including the Common Shares to be purchased by the Underwriters from the Selling Shareholders, have been issued in violation of any preemptive or similar rights of any security holder, the Offered Securities and the underlying Common Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Common Shares represented by the Offered Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the General Disclosure Package and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Common Shares represented by the Offered Securities or the Offered Securities under the laws of the Cayman Islands or the United States, as the case may be; the Common Shares represented by the Offered Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement.

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xi) Listing. The ADSs have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance.

(xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration (“Government Authorization”) with, any person (including any governmental agency or body or any court) (a “Government Agency”) is required for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

(xiii) Title to Property. The Company and the Group Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases (the “Company Leases”) with no terms or provisions that would materially interfere with the use made or to be made thereof by them. Neither the Company nor any of the Group Entities is in default under any of the Company Leases, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.

(xv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Offered Securities and Common Shares represented by the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Statutory Prospectus included in the General Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate actions and do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, (i) the charter or by-laws of the Company or any of the Group Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their properties, or (iii) any agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the properties of the Company or any of the Group Entities is subject; except in the case of (ii), such defaults, Debt Repayment Triggering Event or the imposition of any lien, charges, or encumbrance that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.

(xvi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered Securities against the deposit of the underlying Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.

(xix) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company, the Subsidiaries, the Direct Investment Entities and, to the best knowledge of the Company after due inquiry, the other Group Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business as described in the General Disclosure Package and in the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Group Entities, would individually or in the aggregate have a Material Adverse Effect. The Company, the Subsidiaries, the Direct Investment Entities and, to the best knowledge of the Company after due inquiry, the other Group Entities are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Subsidiaries, the Direct Investment Entities and, to the best knowledge of the Company after due inquiry, the other Group Entities has received any notice of proceedings relating to the revocation or modification of any such Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company, any of the Subsidiaries or the Direct Investment Entities, or to the best knowledge of the Company after due inquiry, any of the other Group Entities exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Group Entities’ principal suppliers, contractors or customers, that, in any such case, could have a Material Adverse Effect.

(xxi) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company, the Subsidiaries and the Direct Investment Entities and, to the best knowledge of the Company after due inquiry, the other Group Entities own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Group Entities, would individually or in the aggregate have a Material Adverse Effect.

(xxii) Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiii) Accurate Disclosure. The statements in the Statutory Prospectus included in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the material information required to be shown.

(xxiv) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.

(xxv) Internal Controls. Except as set forth in the General Disclosure Package, the Company, its Subsidiaries and the Company’s Board of Directors (the “Board”), Audit Committee (“Audit Committee”), Compensation Committee and Corporate Governance and Nominating Committee are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company and its Subsidiaries, taken as a whole, maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the Company has adopted and applies corporate governance guidelines. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s independent directors meets the criteria for “independence” under Sarbanes-Oxley and the Exchange Rules.

(xxvi) Compliance with Sarbanes-Oxley. The Company and its Subsidiaries, taken as a whole, has taken all necessary actions in order to be, upon the effectiveness of the Registration Statement, in compliance with all provisions of Sarbanes-Oxley that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and, in respect of provisions of Sarbanes-Oxley that are not then but will later become applicable to it, is taking necessary steps or will take necessary steps in order to be in compliance with such other provisions of Sarbanes-Oxley when these provisions become applicable to it, at all times after the effectiveness of the Registration Statement.

(xxvii) Absence of Accounting Issues. The Board has confirmed to the Chief Executive Officer and the Chief Financial Officer that, except as set forth in the General Disclosure Package, the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period since the Company’s inception; or (C) any Internal Control Event.

(xxviii) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Subsidiaries or the

Direct Investment Entities, and to the best knowledge of the Company after due inquiry, any of the other Group Entities or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s best knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(xxix) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly the financial position of the Company and the Subsidiaries as of the dates shown and their results of operations, shareholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(xxx) Independent Auditors. Deloitte Touche Tohmatsu CPA Ltd., who have certified the financial statements and supporting schedules filed with the Commission as part of the General Disclosure Package as of the Applicable Time and the Registration Statement, are independent public accountants as required by the Act and are registered with the Public Company Accounting Oversight Board.

(xxxi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries, taken as a whole, which would have a Material Adverse Effect, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the other Group Entities, (D) there has been no transaction by the Company, the Subsidiaries and, to the best knowledge of the Company after due inquiry, the other Group Entities which would have a Material Adverse Effect, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, the other Group Entity which would have a Material Adverse Effect.

(xxxii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiii) Payments in Foreign Currency. Except as disclosed in the General Disclosure, under current laws and regulations of the Cayman Islands and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities and the underlying Common Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein.

(xxxiv) Business Practices. None of the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, the other Group Entities, or any of the respective officers, employees, directors, representatives, consultants or agents of the Company or any Group Entity has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (iii) securing any improper advantage for the Company or any of the Group Entity, or (iv) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Group Entities in obtaining or retaining business for or with, or directing business to, any person. None of the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, the other Group Entities, or any of the respective officers, employees, directors, representatives, consultants or agents of the Company or any Group Entity has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S. federal, Cayman Islands, or PRC law. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official shall not constitute a breach of the representation made in this subsection.

As used in this subsection and elsewhere in this Agreement, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of an international organization. For the avoidance of doubt, the term Government Official shall include any employee or official of a television station owned or controlled by a government.

(xxxv) OFAC. None of the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, the other Group Entities, or any of the respective officers, employees, directors, representatives, consultants or agents of the Company or any Group Entity, has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, the other Group Entities has financed the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Anti-Money Laundering Laws. Each of the Company, the Group Entities and any of their respective officers and executive directors, affiliates, representatives, consultants, agents and employees, has not violated and the Company’s participation in the offering will not violate any Anti-Money Laundering Laws (as defined below). As used herein,

“Anti-Money Laundering Laws” means all applicable federal, state, national, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures published by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, in each case as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxxvii) Tax Filings. The Company and the Group Entities have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and the Group Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxviii) Insurance. The Company and the Group Entities are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of the Group Entities, or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Group Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Group Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Group Entity has been refused any insurance coverage sought or applied for; neither the Company nor any such Group Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company has obtained directors’ and officer’s insurance in such amounts as is customary for an initial public offering.

(xxxix) Related Party Transactions. There are no material relationships or transactions between the Company or any of Group Entity on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the General Disclosure Package and the Final Prospectus within the past three years.

(xl) Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2007 or in the future although no assurance can be given in this regard.

(xli) Stabilization. None of the Company, the Subsidiaries, or to the best knowledge of the Company after due inquiry, the other Group Entities, or any of the respective directors, officers, affiliates or controlling persons of the Company or any Group Entity has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or the Offered Securities.

(xlii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(xliii) No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Common Shares represented by the Offered Securities by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit of the Common Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered Securities, or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xliv) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(xlv) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section [7.06] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section [7.06] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof;

(xlvi) No Immunity. None of the Company, or its Subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement;

(xlvii) Enforceability of Civil Liabilities. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

(xlviii) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement, that are not described and filed as required. Neither the Company nor any of the Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement included as an exhibit to the Registration Statement or described therein, any additional Registration Statement or the most recent Statutory Prospectus, has any intention not to render full performance as contemplated by the terms thereof.

(xlix) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Statutory Prospectus included the General Disclosure Package and the Final Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package and the Final Prospectus, and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(l) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offering Securities other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(li) Employee Benefits. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary, or to any other person; the Company and the Subsidiaries, the Direct Investment Entities and, to the best knowledge of the Company after due inquiry, any other Group Entities are in compliance with all applicable laws relating to employee benefits.

(lii) No Broker-Dealer Affiliation. Except as set forth in the General Disclosure Package and the Final Prospectus, there are no affiliations or associations between any member of the FINRA and any of the officers or directors of the Company or the Subsidiaries, or holders of 5% or greater of the securities of the Company.

(liii) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders and option holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of China (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(liv) No Trading. None of the Company or any of the Group Entities is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(lv) Compliance with Internal Policies. The sale of the Common Shares by the Selling Shareholders does not violate any of the Company’s internal policies regarding the sale of shares by its affiliates.

(lvi) Lock-Up Agreement. Each officer, director, director appointee and institutional shareholder of the Company as listed in Schedule F (each a “Lock-Up Party”) has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (each such letter a “Lock-Up Agreement”).

(lviii) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(lix) M&A Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of China and controlled directly or indirectly by Chinese companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of China; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

The issuance and sale of the Offered Securities and the Common Shares underlying the Offered Securities, the listing and trading of the Offered Securities on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Powers of Attorney (as defined below) and the Custody Agreements (as defined below) are not and will not be, as of the date hereof and at each Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

As of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities and the Common Shares underlying the Offered Securities, the listing and trading of the Offered Securities on the Nasdaq Global Market, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Powers of Attorney or the Custody Agreements.

The statements set forth in the Statutory Prospectus included in the General Disclosure Package and the Final Prospectus under the captions “Risk Factors – Risks Related to Doing Business in China – The approval of the China Securities Regulatory

Commission, or CSRC, may be required in connection with this offering under a recently adopted PRC regulation. Any requirement to obtain prior CSRC approval could delay this offering and a failure to obtain this approval, if required, could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs, and may also create uncertainties for this offering,” when taken together with the statements under “Regulation – Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(b) Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, the Applicable Time and as of each Optional Closing Date, and agrees with each Underwriter as follows:

(i) Offered Securities. Such Selling Shareholder has and at each Optional Closing Date (as hereinafter defined), will have (A) good and marketable title to the Common Shares underlying the Optional Securities to be delivered by such Selling Shareholders, free and clear of any liens, encumbrances, equities and claims and (B) full right, power and authority to effect the sale and delivery of such Optional Securities.

(ii) Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to The Depositary Trust Company (“DTC”) or its agent of the Securities in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters’ will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Offered Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

(iii) Accurate Disclosure. Such Selling Shareholder has reviewed the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Final Prospectus and the statements in the Statutory Prospectus, any amendments or supplements thereto, or the Final Prospectus under “Principal and Selling Shareholders” relating to such Selling Shareholder does not include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Offered Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any of the Group Entities which is not set forth in the General Disclosure Package.

(iv) Selling Shareholder Questionnaire. The selling shareholder questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Common Shares such Selling Shareholder has elected to sell in the Offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company by facsimile on or before December 5, 2007 and by mail on or before December 5, 2007, does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Common Shares indicated in the Election Form is valid and binding on such Selling Shareholder.

(v) Custody Agreement. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to the deposit of the Offered Securities to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Offered Securities contemplated herein and to perform its obligations under such agreements.

(vi) Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(vii) Authorization of Agreements. Each of this Agreement and the Power of Attorney and Custody Agreement in connection with the offer and sale of the Offered Securities contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder.

(viii) Absence of Further Requirements. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(ix) Common Shares Freely Depositable. The Common Shares represented by the Offered Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing Securities representing such Common Shares so deposited by such Selling Shareholder.

(x) No Conflicting Obligations. The Shares to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters, and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law or the occurrence of any other event.

(xi) Common Shares Freely Transferable. The Optional Securities, as well as the Common Shares underlying such Securities, delivered at each Optional Closing Date by such Selling Shareholder will be freely transferable by such Selling Shareholder.

(xii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement, the deposit of Common Shares with the Depositary and the consummation of the transactions herein contemplated by such Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, or any agreement or instrument to which such Selling Shareholder is a party or by which the such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or if the Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder.

(xiii) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or the Offered Securities.

(xiv) No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of the FINRA.

(xv) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xvi) No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Common Shares represented by the Offered Securities by such Selling Shareholder, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit by such Selling Shareholder of the Common Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered Securities, or (E) the execution and delivery of this Agreement.

(xvii) No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders, including any free writing prospectus.

(xviii) No Registration Rights. Other than as disclosed in the most recent Statutory Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(xix) No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent Statutory Prospectus.

(xx) Compliance with Internal Policies. The sale of the Common Shares by the Selling Shareholder does not violate any of such Selling Shareholders internal policies regarding the sale of shares by its affiliates.

(xxi) Business Practices. Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official, with the intent or purpose of: (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (iii) securing any improper advantage, or (iv) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S. federal, Cayman Islands, or PRC law. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official shall not constitute a breach of the representation made in this subsection.

(xxii) OFAC. Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder is currently subject to any United States sanctions administered by the OFAC; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxiii) Anti-Money Laundering Laws. Each of such Selling Shareholders, their subsidiaries and any of their respective officers and executive directors, and each of their respective affiliates, supervisors, managers, agents and employees has not violated and each Selling Shareholder’s participation in the offering will not violate any Anti-Money Laundering Laws. Each Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

(xxiv) Representation of Officer and/or Directors. Any certificate signed by any officer or director of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $              (the initial public offering price minus gross commissions) per ADS, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, (rounded up or down, as determined by the Representatives in the discretion, in order to avoid fractions).

Executed transfer forms for the Common Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as the Custodian. Each Selling Shareholder agrees that the Common Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, as the case may be, at 9:00 A.M., New York time, on [December 11,] 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company, as the Custodian, from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Offered Security to be paid for the Firm Securities. The Selling Shareholders agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company as Custodian on behalf of the Selling Shareholders.

The Underwriters shall deduct from the amount so payable to the Company pursuant to this Section 3 all out-of-pocket expenses payable by the Company to the Underwriters under Section 5(viii) of this Agreement. Such amount shall be agreed to by the Company on the one hand and the Underwriters on the other hand before any such deduction can be made.

The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 7 hereof, will be delivered at the offices of Latham & Watkins LLP, 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong at 8:00 p.m., Hong Kong time, on the day of the Closing Time.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders. (a) The Company agrees with the several Underwriters that:

(i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation to which the Representatives or counsel for the Underwriters shall reasonably object; and the Company will also advise the Representatives promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement, for any supplement to any Statutory Prospectus (including any prospectus wrapper) or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the

Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus and all amendments and supplements, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act and in no event exceeding nine months, the Final Prospectus, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to [5:00 P.M.], New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(vii) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements to the Underwriters.

(viii) Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the preparation, printing and filing of the Registration Statements (including financial statements and exhibits) as originally filed and of each amendment thereto, (B) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Securities, (C) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Offered Securities to the Underwriters, (D) the fees and disbursements of the Company’s counsel, accountants and other advisors, (E) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 5(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (F) the printing and delivery to the Underwriters of copies of each Statutory Prospectus, any Issuer Free Writing Prospectus and of the Final Prospectus and any amendments or supplements thereto, (G) the fees and expenses of any transfer agent or registrar for the Securities, (H) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show;

provided that the Underwriters agree to reimburse the Company for up to $300,000 of the costs and expenses of the Company relating to any “road show” if the Company reasonably determines within 60 days of this Agreement that the Company is not satisfied with the Underwriters’ performance in connection with the marketing and sale of the Offered Securities, (I) the filing fees incident to, the review by the FINRA of the terms of the sale of the Offered Securities, (J) the fees and expenses incurred in connection with the listing of the Offered Securities on the Nasdaq Global Market and (K) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Securities made by the Underwriter caused by a breach of the representation contained in Section 2(a)(iv) hereof.

(ix) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus.

(x) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xii) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ADSs, the Common Shares underlying the ADSs, or any securities convertible into or exchangeable or exercisable for any of its ADSs or Common Shares (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, and to cause each Lock-up Party to furnish to the Representatives, prior to the First Closing Date, a Lock-Up Agreement.

The foregoing shall not apply to (i) the Offered Securities, (ii) the issuance of Common Shares upon the exercise of options granted pursuant to the existing 2006 share incentive plan of the Company described in the Registration Statement, (iii) the filing with the Commission of Form S-8 relating to Common Shares owned by persons who are not Lock-up Parties issued upon exercise of options granted under the existing 2006 share incentive plan of the Company and (iv) transactions with the prior written consent of the Representatives.

The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xiii) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the Nasdaq Global Market and maintain the listing of the Offered Securities on the Nasdaq Global Market.

(xiv) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(xvii) Performance of Obligations. The Company will use its reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Securities and the Optional Securities.

(xviii) No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities.

(xix) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xx) D&O Insurance. Prior to the First Closing Date, the Company will purchase insurance covering its directors, officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the Rules and Regulations.

(xxi) Local Security Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(xxii) Transfer Restrictions. The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Common Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Common Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(xxiii) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at the applicable Closing Date.

(xxiv) Cayman Islands Approvals. The Company agrees (A) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Common Shares; and (C) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xxv) Sarbanes-Oxley Act. The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in with Sarbanes-Oxley.

(xxvi) OFAC. The Company will not directly or indirectly use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxvii) Directed Share Program. The Company will cause the Directed Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Directed Shares for the period of 30 days after the date of this Agreement or any such longer period of time as may be required by the FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(b) Each of the Selling Shareholders agrees with the several Underwriters that:

(i) Such Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (A) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered Securities by such Selling Shareholder to the Underwriters, (B) the fees and disbursements of their respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company’s counsel on behalf of the Selling Shareholders which will be borne by the Company and (C) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement.

(ii) Such Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(iii) Such Selling Shareholder agrees during the relevant Lock-Up Period not to (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (collectively, “Transfer”), directly or indirectly, any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs or enter into a transaction which would have the same effect, (B) enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Common Shares, ADSs or such other securities, in cash or otherwise, (C) demand the filing of a registration statement pursuant to a shareholder’s agreement or otherwise, or (D) publicly disclose the intention to make any such offer, sale, pledge, or disposition, or enter into any such transaction, swap, hedge, or other arrangement, without the prior written consent of the Representatives.

Notwithstanding the generality of this subsection (iii), none of (i) the sale of Common Shares in the form of ADSs by the Selling Shareholders hereunder, (ii) the automatic conversion of the Preferred Shares upon the consummation of the Offering, (iii) the sale of the Company’s ADSs acquired by the undersigned in open markets after the completion of the Offering or (iv) the sale of the ADSs purchased directly from the Underwriters in the Offering shall be deemed a Transfer for purposes of this Lock-up Agreement.

Notwithstanding the generality of this subsection (iii), and subject to the conditions below, the undersigned may transfer the Lock-up Securities, as set forth in (i) through (iii) below, without the prior consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-up Period from each donee, trustee, or transferee, as the case may be, (2) any such transfers are not required to be reported during the Lock-up Period in any public report or filing with the Commission and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-up Period:

(i) a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned; or

(iii) to the immediate family members or the affiliates of the undersigned (as the case may be).

The initial Lock-Up Period for each Selling Shareholder will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension.

(iv) Sales of Company Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 5(b)(iii) during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended) has expired.

(v) W-9 / W-8 Form. Each Selling Shareholder agrees to procure delivery to the Representatives on or prior to each Optional Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(vi) Interest of Underwriters. That the Common Shares to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(vii) Material Event. To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Final Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.

(viii) Further Agreement. To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Optional Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Offered Securities and underlying Common Shares to be sold by such Selling Shareholder pursuant to this Agreement.

6. Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Selling Shareholder represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing will be subject to the accuracy of the representations and warranties of the Company (as though made on such Closing Date) and to purchase and pay for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of each Selling Shareholder herein (as though made on such Optional Closing Date), to the accuracy of the statements of officers of the Company and each Selling Shareholder, as the case may be, made pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of its respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter and Reports. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b) Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective at the Closing Date and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (B) any change in either U.S., Cayman Islands, PRC, or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (C) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market, or any setting of minimum or maximum prices for trading on such exchange; (D) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (E) any banking moratorium declared by any U.S. federal, New York, Cayman Islands, or PRC authorities; (F) any major disruption of settlements of securities, payment, or clearance services in the United States, the Cayman Islands, the PRC, or any other country where such securities are listed or (G) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands, or the PRC any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of U.S. Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, special U.S. counsel for the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit B hereto.

(e) Opinion of Selling Shareholders U.S. Counsel. On each Optional Closing Date, the Representatives shall have received an opinion, dated such Optional Closing Date, of the Selling Shareholders U.S. counsel, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit C hereto.

(f) Opinion of Cayman Islands Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples & Calder, Cayman Islands counsel for the Company in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit D.

(h) Opinion of PRC Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Grandall Legal Group, PRC counsel for the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit E hereto.

(j) Opinion of Local Counsel for each Selling Shareholder. On each Optional Closing Date, the Representatives shall have received an opinion, dated such Optional Closing Date, of the counsel for each Selling Shareholder for its jurisdiction of incorporation or organization, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit F hereto.

(k) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit G hereto.

(l) Opinion of U.S. Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins LLP may rely as to all matters governed by Cayman Islands law upon the opinion of Maples & Calder referred to above, and all matters governed by PRC law upon the opinion of Grandall Legal Group, as referred to above, and the opinion of Global Law Office, as referred to below.

(m) Opinion of PRC Counsel for Underwriters. The Representatives shall have received from Global Law Office, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(n) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, and, to such officer’s knowledge, there has been no adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications, except as disclosed in the General Disclosure Package.

(o) Selling Shareholders’ Certificates. The Representative shall have received a certificate, dated each Optional Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Optional Closing Date.

(p) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received the Lock-up Agreements from all of the Lock-up Parties.

(q) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Common Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(r) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Common Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(s) Form 1099. The Custodian shall have delivered to the Representative a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(t) Form W-9 / W-8. On or prior to the First Closing Date, the Representative shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(u) The Offered Securities shall have been approved to be listed on the Nasdaq Global Market.

(v) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(w) No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(x) Between the time of execution of this Agreement and such Closing Date, no material adverse change or any development involving a prospective material adverse change in the earnings, business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, shall occur or become known, and there has been no adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications.

(xi) No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company further agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of Underwriters by Selling Shareholders. The Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. Notwithstanding the generality of the foregoing, the Selling Shareholders will only be liable to the extent that such loss, claim, damage, liability, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder. It is agreed that the liability of the Selling Shareholder under this subsection (b) shall not exceed the amount by which the proceeds of the offering received by such Selling Shareholder exceeds the amount of any damage which such Selling Shareholder has otherwise been required to pay as a result of such untrue or alleged untrue statement or omission or alleged omission.

(c) Indemnification of Company and Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph, sales to discretionary accounts appearing in the fourteenth paragraph and information contained in the fifteenth, sixteenth and seventeenth paragraphs discussing possible stabilization measures, under the caption “Underwriting.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(f) Control Persons. The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the

Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers on behalf of the Company, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder or the Company or, in each case, any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Four World Financial Center, 250 Vesey Street, New York, N.Y. 10080, Attention: Equity Capital Markets, if sent to the Company, or any Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to it at VisionChina Media Inc., 1/F Block No. 7 Champs Elysees, Nongyuan Road, Futian District, Shenzhen 518040, People’s Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered by hand or sent via facsimile and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by either Representative individually will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and each Selling Shareholder acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders on the one hand and the Representatives on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Shareholders are capable of evaluating and understanding and understands and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders, and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and each Selling Shareholder waive, to the fullest extent permitted by law, any claims any of them may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, or any Selling Shareholder, including their respective stockholders, employees or creditors.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Each of the Selling Shareholders irrevocably appoints OZ Management LP, currently of 9 West 57 Street, New York, NY 10019, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Selling Shareholders by the person serving the same to the addresses provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Selling Shareholders in any such suit or proceeding. The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

(Signature Pages to Follow)

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

VISIONCHINA MEDIA INC.

By
Name:
Title:

SELLING SHAREHOLDERS

By
Name:
Attorney-in-fact for and on behalf of the Selling Shareholders

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

By:
Name:
Title:

SCHEDULE A

UNDERWRITERS

Underwriter	Number of Firm Securities	Number of Optional Securities*
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC World Markets Corp.
Susquehanna Financial Group, LLLP.

Total

*	Assumes option is exercised in full.

SchA-1

SCHEDULE B

SELLING SHAREHOLDERS

Selling Shareholder	Number of Optional Securities to be Sold*
OZ Master Fund, Ltd.
OZ Asia Master Fund, Ltd.
OZ Global Special Investments Master Fund, L.P.
Axial Group Limited

Total

*	Assumes option is exercised in full.

SchB-1

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[1. Final term sheet, dated                     , a copy of which is attached hereto.]

[2. ]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

2.

SchC-1

SCHEDULE D

LIST OF MATERIAL CONTRACTS

Loan Agreement dated February 15, 2007 among China Digital Technology Consulting (Shenzhen) Co., Ltd. and Limin Li and Yanqing Liang.

Loan Agreement dated March 31, 2006 among China Digital Technology Consulting (Shenzhen) Co., Ltd. and Limin Li and Yanqing Liang.

Technology Service and Management Agreement dated February 15, 2007 between China Digital Technology Consulting (Shenzhen) Co., Ltd. and China Digital Mobile Television Co., Ltd.

Technology Service and Management Agreement dated March 31, 2006 between China Digital Technology Consulting (Shenzhen) Co., Ltd. and China Digital Mobile Television Co., Ltd.

Domain Name License Agreement dated February 15, 2007 between China Digital Technology Consulting (Shenzhen) Co., Ltd. and China Digital Mobile Television Co., Ltd.

Domain Name License Agreement dated March 31, 2006 between China Digital Technology Consulting (Shenzhen) Co., Ltd. and China Digital Mobile Television Co., Ltd.

Option Agreement dated February 15, 2007 among China Digital Technology Consulting (Shenzhen) Co., Ltd. and Limin Li and Yanqing Liang.

Option Agreement dated March 31, 2006 among China Digital Technology Consulting (Shenzhen) Co., Ltd. and Limin Li and Yanqing Liang.

Proxy Letter dated March 31, 2006 and Amendment to Proxy Letter dated February 15, 2007 of Limin Li.

Proxy Letter dated March 31, 2006 and Amendment to Proxy Letter dated February 15, 2007 of Yanqing Liang.

Equity Pledge Agreement dated February 15, 2007 among China Digital Technology Consulting (Shenzhen) Co., Ltd. and Limin Li and Yanqing Liang.

Equity Pledge Agreement dated March 31, 2006 among China Digital Technology Consulting (Shenzhen) Co., Ltd. and Limin Li and Yanqing Liang.

Cooperation Agreement dated October 13, 2006 between China Digital Mobile Television Co., Ltd. and Beijing Beiguang Media Mobile Television Co., Ltd.

Advertising Time on Bus Mobile Television Platform in Shenzhen Exclusive Agency Agreement dated December 31, 2006 between China Digital Mobile Television Co., Ltd. and Shenzhen Mobile Television Co., Ltd.

SchD-1

SCHEDULE E

GROUP ENTITIES

CDMTV SUBSIDIARIES

Shenzhen HDTV Industrial Investment Co., Ltd.

Beijing Beiguang Media Mobile Television Advertising Co. Ltd.

Beijing Hua Jingshi Media Advertising Co., Ltd.

Beijing Hua Meishi Advertising Co., Ltd.

Nanjing Hua Meishi Advertising Co., Ltd.

Nanjing Media Culture Co., Ltd.

Shenzhen Hua Meishi Advertising Co., Ltd.

Shenzhen Huashixin Advertising Co., Ltd.

Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.

DIRECT INVESTMENT ENTITIES

Jilin Mobile Television Co., Ltd.

Harbin China Mobile Television Co., Ltd.

Dalian Mobile Digital Television Co., Ltd.

Henan Cable China Mobile Television Co., Ltd.

Hubei China Mobile Television Co., Ltd.

Suzhou China Mobile Television Co., Ltd.

Changzhou China Digital Mobile Television Co., Ltd.

Ningbo China Digital Mobile Television Co., Ltd.

Chengdu China Digital Mobile Television Co., Ltd.

AFFILIATED ENTITIES

Wuxi Guangtong Digital Mobile Television Co., Ltd.

Shenzhen Mobile Television Co., Ltd.

SchE-1

SCHEDULE F

LIST LOCK-UP PARTIES

Limin Li

Dina Liu

Xiaowei Chen

Yi Zhang

Haijun Liu

Yanqing Liang

William Decker

Xisong Tan

Manoj Jain

Yunli Lou

Front Lead Investments Limited

OZ Master Fund, Ltd.,

OZ Asia Master Fund, Ltd.

OZ Global Special Investments Master Fund, L.P.

Milestone Mobile TV Media Holdings I Limited

Milestone Mobile TV Media Holdings II Limited

Milestone Mobile TV Media Holdings III Limited

Milestone Mobile TV Media Holdings IV Limited

Massive Sheen Investments Limited

IPROP Holdings Limited

GSPS Asia Limited

Axial Group Limited

SchF-1

EXHIBIT A

LOCK-UP AGREEMENT

ExhA-1

EXHIBIT B

OPINION OF ISSUER’S U.S. COUNSEL

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

1.	This Agreement has been duly executed and delivered by the Company in accordance with the law of the State of New York.

2.	The Deposit Agreement has been duly executed and delivered by the Company in accordance with the law of the State of New York and, assuming that the Deposit Agreement is the valid and legally binding obligation of the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

3.	Assuming due authorization, execution, issuance and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement and upon payment therefor in accordance with this Agreement, such ADSs will be duly and validly issued, and persons in whose names such ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4.	Assuming the validity of such actions under Cayman Islands law, under the law of the State of New York relating to personal jurisdiction, the Company has, pursuant to this Agreement, validly and irrevocably submitted to the personal jurisdiction of the New York state or U.S. federal courts located in the Borough of Manhattan, The City of New York, New York in any action arising out of or relating to this Agreement, has, to the extent permitted by applicable law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized service of process agent for the purposes described in this Agreement; and service of process effected on such agent in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company.

5.	Assuming the validity of such actions under Cayman Islands law, under the law of the State of New York relating to personal jurisdiction, the Company has, pursuant to the Deposit Agreement, validly and irrevocably submitted to the personal jurisdiction of the New York state or U.S. federal courts located in the Borough of Manhattan, The City of New York, New York in any action or proceeding arising out of or relating to the Deposit Agreement, and has validly and irrevocably appointed CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized service of process agent for the purposes described in the Deposit Agreement; and service of process effected in the manner set forth in Section 7.06 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with any such action or proceeding.

6.	The statements made in the General Disclosure Package and the Final Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to constitute summaries of certain provisions of the ADSs, the ADRs and the Deposit Agreement, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to constitute summaries of certain provisions of U.S. federal securities laws and regulations and certain provisions of the lock-up agreements, shareholders agreement and share option plan referred to therein, constitute accurate summaries of such provisions in all material respects.

7.	The statements made in the General Disclosure Package and the Final Prospectus under the caption “Taxation – Material United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

ExhB-1

8.	The statements made in the General Disclosure Package and the Final Prospectus under the caption “Underwriting,” insofar as they purport to constitute summaries of certain provisions of this Agreement, constitute accurate summaries of such provisions in all material respects.

9.	The issuance by the Company of the Shares to be represented by the ADSs, the deposit of the Shares and the issuance of the ADSs represented by the ADRs pursuant to the Deposit Agreement, the sale of the ADSs and the execution, delivery and performance by the Company of the Deposit Agreement and this Agreement will not (A) violate, breach, or result in a default under, any agreement or other instrument governed by the law of the State of New York of the Company or any of the subsidiaries of the Company that has been filed as an exhibit to the Registration Statement or (B) violate any U.S. federal or New York state statute or any rule or regulation that has been issued pursuant to any such U.S. federal or New York state statute or, to our knowledge, any order of any U.S. federal or New York state governmental agency or body having jurisdiction over the Company.

10.	No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York state governmental agency or body, or to our knowledge, any U.S. federal or New York state court is required for the issuance by the Company of the Shares to be represented by the ADSs, the deposit of the Shares and the issuance of the ADSs pursuant to the Deposit Agreement, the compliance by the Company with the provisions of the Deposit Agreement and this Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares and the ADSs, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

11.	The Registration Statement has become effective under the Securities Act; the Final Prospectus was filed on [•], 2007 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

12.	The Company is not [, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Final Prospectus will not be,] an “investment company” within the meaning of, and subject to regulation under, the U.S. Investment Company Act of 1940, as amended.

13.	The Registration Statement, as of the date it became effective under the Securities Act, the Final Prospectus, as of its date, and the ADS Registration Statement, as of the date it became effective under the Securities Act, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements, financial statement schedules or other financial data contained in, or omitted from, the Registration Statement, the Final Prospectus or the ADS Registration Statement.

14.

Nothing has come to such counsel’s attention that causes it to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, or the ADS Registration Statement, as of the date it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the General Disclosure Package, when considered together with the initial price to the public and the underwriting discount for the ADSs set forth on the cover of the Final Prospectus, as of              p.m. (New York City time) on [•], 2007 (being the Applicable Time designated in this Agreement) or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Final Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or

ExhB-2

omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements, financial statement schedules or other financial data contained in or omitted from the Registration Statement, the Preliminary Final Prospectus, the Final Prospectus or the ADS Registration Statement; and

15.	Such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement that are not filed as required.

ExhB-3

EXHIBIT C

OPINION OF SELLING SHAREHOLDERS’ U.S. COUNSEL

ExhC-1

EXHIBIT D

OPINION OF ISSUER’S CAYMAN COUNSEL

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

1.	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the Company’s Memorandum and Articles of Association and as described in the General Disclosure Package as of the Applicable Time and the Final Prospectus and to execute, deliver and perform its obligations under the Agreements and the Registration Statements.

2.	The Company is in good standing with the Registrar of Companies in the Cayman Islands.

3.	The Company has the authorized and issued share capital as set forth under the caption “Actual” in the Section headed “Capitalization” in the General Disclosure Package as of the Applicable Time, and, immediately after (A) the automatic conversion of the Company’s Preferred Shares as described therein and (B) the issuance and sale of the Firm Securities (as defined in the Underwriting Agreement), the Company will have the authorized and issued share capital as set forth under the caption “ As adjusted” therein. All of the issued shares in the capital of the Company (including the Shares (i) issued and delivered in accordance with the terms of the Agreements and (ii) resulting from the automatic conversion of Preferred Shares as described in the General Disclosure Package) have been duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the Cayman Islands, following conversion are free from any restriction on voting or transfer under the laws of the Cayman Islands and the Company’s Memorandum and Articles of Association, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Company’s Memorandum and Articles of Association, conform to the description thereof contained in the General Disclosure Package and will be registered in the Company’s register of members. When allotted, issued and paid for and registered in the register of members (shareholders), shares are considered to be legally issued and allotted, fully paid and non-assessable. [Subject to amendments]

4.	The execution and delivery of each Agreement by the Company and the performance of its obligations thereunder, the Registration Statements, the issuance and sale of the Shares and the filing of the Registration Statements and the General Disclosure Package as of the Applicable Time and the Final Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of the Agreements by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Company’s Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

5.	Each Agreement has been duly executed and delivered for and on behalf of the Company and constitutes legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

6.	The Registration Statements have been duly executed by and on behalf of the Company.

7.	No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority, judicial or regulatory body is required in connection with:

7.1	the execution and delivery of the Agreements;

ExhD-1

7.2	the performance of any obligation under the Agreements;

7.3	the payment of any amount under the Agreements;

7.4	the sale or transfer of any Shares and the deposit of the Shares with the Depositary against the issuance by the Depositary of ADRs evidencing the ADSs; and

7.5	the listing of the ADSs for quotation on the Nasdaq Global Market.

8.	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

9.	The statements in the General Disclosure Package as of the Applicable Time under “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Management”, “Enforceability of Civil Liabilities”, “Description of Share Capital” and “Taxation—Cayman Islands Taxation” and the statements in the Registration Statement under Part II, Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

10.	No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Agreements or the performance by any of the parties of their respective obligations or enforcement of the Agreements unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of the Underwriting Agreement and the Deposit Agreement will be payable; or

(b)	the issuance and sale of the Shares by the Company of its shares pursuant to the terms of the Underwriting Agreement; or

(c)	the entering of the Custodian as the registered holder of the Shares; or

(d)	the issue to the Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters; or

(e)	the sale and delivery outside of the Cayman Islands by the Underwriters of the Offered ADSs to the initial purchasers thereof; or

(f)	the deposit with the custodian on behalf of the Depositary of the Shares against the issuance of ADRs evidencing the ADSs for the account of the Underwriters on the date hereof.

11.	There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

(a)	the execution, delivery, performance or enforcement of each Agreement;

ExhD-2

(b)	any payment of any nature to be made by the Company under each Agreement;

(c)	the issuance and sale of the Shares by the Company; or

(d)	the payment of dividends and other distributions declared and payable on the Shares, and the payment of such dividends and other distributions by the Depositary or its nominee to holders of Offered ADSs pursuant to the Deposit Agreement.

The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

12.	The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern each Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on any of the Agreements brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under any of the Agreements could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Agreements in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

13.	The submission to the jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in The City of New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Agreements, is legal, valid and binding on the Company.

14.	No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Shares, including the Depositary.

15.	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to any of the Agreements without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

16.	Based solely on our inspection of the Register of Writs and Other Originating Process in the Grand Court of the Cayman Islands from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [ ] 2007. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

ExhD-3

17.	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

18.	The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Agreements and the Company is subject to civil and commercial law with respect to its obligations under the Agreements, which obligations constitute private and commercial acts rather than governmental or public acts.

19.	So far as the law of the Cayman Islands is concerned, each Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth below.

20.	We have reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

21.	The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution or delivery of the Underwriting Agreement or the entering into of or the exercise of their rights or the performance of their obligations under the Underwriting Agreement.

22.	The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Agreements.

23.	The summaries of the Memorandum and Articles of Association of the Company and of relevant Cayman Islands company law contained in the General Disclosure Package as of the Applicable Time are true, accurate and complete in the context in which they appear.

24.	The form of certificate used to evidence the Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company’s Memorandum and Articles of Association.

25.	There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of the Agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. Dollars or any other currency.

26.	All dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the depositary, and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands.

27.	The indemnification and contribution provisions set forth in section 8 of the Underwriting Agreement and section 16 of the Deposit Agreement do not contravene the public policy or laws of the Cayman Islands.

28.	Under Cayman Islands law, there are no restrictions on the holders of the Shares on the transfer of any of the Shares under Cayman Islands law other than as contained in the Articles of Association and there are no limitations on the rights of any holders of the Shares to hold or vote such Shares other than as contained in the Articles of Association.

ExhD-4

29.	No holder of Shares outstanding after completion of the offering contemplated by the Underwriting Agreement is or will be subject to any liability in the Cayman Islands in respect of any liability of the Company by virtue only of holding any such Shares.

ExhD-5

EXHIBIT E

OPINION OF ISSUER’S PRC COUNSEL

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

1.	Good Standing of Subsidiaries. China Digital Technology Consulting (Shenzhen) Co. Ltd. (“China Digital Shenzhen”) has been duly organized and is validly existing as a wholly-foreign owned enterprise with limited liability, with full legal person status and in good standing under laws and regulations of the People’s Republic of China (the “PRC”) and its Business License issued by the Industrial and Commercial Administrative Bureau (“Business License”) is in full force and effect. Each of China Digital Mobile Television Co., Ltd. (“CDMTV”) and the subsidiaries and direct investment entities of CDMTV set forth in Schedule I hereto (each a “CDMTV Subsidiary,” and collectively, the “CDMTV Subsidiaries”) has been duly organized and is validly existing as a company with limited liability, with full legal person status and in good standing under PRC law. Each of China Digital Shenzhen, CDMTV, Wuxi Guangtong Digital Mobile Television Co., Ltd. (“Wuxi JV”), Shenzhen Mobile Television Co., Ltd. (“Shenzhen JV”) and each of the CDMTV Subsidiaries is referred to as a “Subsidiary” and collectively as the “Subsidiaries.” The articles of association, the Business License and other constituent or organization documents of each CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) comply with the requirements of applicable PRC law and are in full force and effect.

2.	Subsidiaries. Each CDMTV Subsidiaries (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) has full legal right, corporate power and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the preliminary prospectus dated November 21, 2007 (the “Preliminary Prospectus”) and the Final Prospectus included in the Registration Statement filed by the Company with the U.S. Securities and Exchange Commission and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required, except where the failure to so qualification would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) results of operations, business, properties or prospectus of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”). Except as disclosed in the Preliminary Prospectus, each CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) has all necessary licenses, consents, authorizations, approvals, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with any governmental or regulatory agency in the PRC (“Governmental Agencies”) to own, lease, license and use its properties, assets and conduct its business in the manner described in the Preliminary Prospectus and the Final Prospectus and such licenses, consents, authorizations, approvals, certificates or permits contain no materially burdensome restrictions or conditions not described in the Preliminary Prospectus and the Final Prospectus. Except as described in the Preliminary Prospectus, no CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, certificates or permits. Further, to Our best knowledge after due inquiry, each CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is in compliance with the provisions of all such licenses, consents, authorizations, approvals, certificates or permits in all material respects.

3.

Corporate Structure. Except as disclosed in the Preliminary Prospectus, the entering into, and the consummation of the transactions contemplated in the contractual arrangements described in the Preliminary Prospectus and the Final Prospectus under “Our Corporate Structure” constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; to Our best knowledge, will not conflict with or result in a breach or violation

ExhE-1

of any terms or provisions of, or constitute a default under, any existing indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by PRC law to which any of the Subsidiaries is a party, except for such violation or default hereunder which would not, individually or in the aggregate, have a Material Adverse Effect; will not result in any violation of any provision of any party’s existing articles of association or other constituent or organization documents or Business License; all necessary steps for transactions contemplated therein have been taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect; the ownership structure, business and operation models as set forth therein comply with, and immediately after the Offering of the Company’s ADSs will comply with, all existing PRC laws and regulations.

4.

Capitalization. All of the equity interests in China Digital Shenzhen have been duly authorized and validly issued, except for the payment of registration capital that is not currently due, are fully paid and non-assessable and are legally owned by the Company, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; China Digital Shenzhen has obtained all approvals, authorizations, consents , and has made all filings, which are required under PRC law and regulations for the ownership interest by the Company of its equity interest in China Digital Shenzhen; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in China Digital Shenzhen. All of the equity interests in CDMTV have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by Limin Li and Yanqing Liang (each, a “Controlling Shareholder,” and collectively, the “Controlling Shareholders”) 70% and 30%, respectively, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims, except for the following contractual arrangements: (A) the option agreement dated February 15, 2007 among Limin Li, Yanqing Liang and China Digital Shenzhen; (B) the equity pledge agreement dated February 15, 2007 among Limin Li, Yanqing Liang and China Digital Shenzhen; (C) the proxy letter dated March 31, 2006 and its amendment dated February 15, 2007 signed by Yanqing Liang and (D) the proxy letter dated March 31, 2006 and its amendment dated February 15, 2007 signed by Limin Li (collectively, the “Corporate Structure Agreements”). CDMTV has obtained all approvals, authorizations, consents, and has made all filings, which are required under PRC laws and regulations for the ownership interests of Limin Li and Yanqing Liang; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in CDMTV, except for those contemplated under the Corporate Structure Agreements. All of the equity interests in each of the CDMTV Subsidiaries, the details of which are set forth in Schedule I hereto, have been duly authorized and validly issued; except for the payment of registration capital in Hubei China Mobile Television Co., Ltd. and Beijing Beiguang Media Mobile Television Advertising Co., Ltd. that is not currently due, all of the equity interests in each of the CDMTV Subsidiaries are fully paid and non-assessable and are legally owned by CDMTV and Shenzhen HDTV as set forth in Schedule I hereto; the equity interests in the CDMTV Subsidiaries held by CDMTV Shenzhen HDTV are free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, the equity interest held by CDMTV or Shenzhen HDTV in any of the CDMTV Subsidiaries; each of the CDMTV Subsidiaries has obtained all approvals, authorizations, consents, and has made all filings, which are required under PRC law and regulations for the ownership interests of CDMTV or Shenzhen HDTV of their equity interests in the CDMTV Subsidiaries. To our best knowledge after due inquiry, all of the equity interests in Shenzhen JV have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned; the equity interests in the Shenzhen JV held by Shenzhen HDTV are free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; Shenzhen JV has obtained all approvals, authorizations, consents, and has made all filings, which are required under PRC law and regulations for the ownership interest; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, the equity interest of Shenzhen HDTV in Shenzhen JV. To our best knowledge after due inquiry, all of the equity interests in Wuxi JV have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned; the equity interests in the Wuxi JV held by CDMTV are free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; Wuxi JV has obtained all approvals, authorizations,

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consents , and has made all filings, which are required under PRC law and regulations for the ownership interest; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, the equity interest of Shenzhen HDTV in Shenzhen JV. To our best knowledge after due inquiry, all of the equity interests in Wuxi JV have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned; the equity interests in the Wuxi JV held by CDMTV are free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; Wuxi JV has obtained all approvals, authorizations, consents, and has made all filings, which are required under PRC law and regulations for ownership interest of its equity interest; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, the equity interest of CDMTV in Wuxi JV.

5.	Use of Proceeds. The application of the net proceeds to be received by the Company from the Offering as contemplated by the Preliminary Prospectus and the Final Prospectus, will not contravene any provision of currently applicable PRC law, rule or regulation, or the articles of association, other constitutive documents or the Business License or other constitutive documents of any CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) or contravene the terms or provisions of, or constitute a default under, any existing indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV), or any existing judgment, order or decree of any Governmental Agency in the PRC.

6.	Title to Property and Leased Assets. Each CDMTV Subsidiary (and to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such CDMTV Subsidiary (and to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is a party is legally executed; the leasehold interests of each CDMTV Subsidiary (and to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC law.

7.	Guarantees. To our best knowledge after due inquiry, there are no outstanding guarantees or contingent payment obligations of any Subsidiary in respect of indebtedness of third parties except as disclosed in the Preliminary Prospectus.

8.	No Violation. Except as disclosed in the Preliminary Prospectus, no CDMTV Subsidiary (and to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is in breach or violation of or in default, as the case may be, under (A) its articles of association, Business Licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC laws, (C) any of the terms or provisions of the material contracts listed in Schedule II hereto (the “Material Contracts”) (D) any material obligation, license, lease, contract or other agreement or instrument governed by PRC laws to which any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (E) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of its Subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

9.	No Proceedings. To our best knowledge after due inquiry, there are no material legal, governmental, administrative or arbitrative proceedings before any court or any arbitration body of the PRC or before or by any Governmental Agency pending or threatened against, or involving the properties or business of, the Company or any of its Subsidiary or to which any of the properties of any Subsidiary is subject.

ExhE-3

10.	Dividends. Except as disclosed in the Preliminary Prospectus, all dividends and other distributions declared and payable on the Company’s equity interest in China Digital Shenzhen in Renminbi may, under the current laws and regulations of PRC, be payable in foreign currency and may be freely transferred out of the PRC, and all such dividends are not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization from any Governmental Agency in the PRC.

11.	PRC Law. All matters of PRC law and practice relating to the Company, each Subsidiary and their respective businesses and other statements with respect to or involving PRC law set forth in the Preliminary Prospectus and the Final Prospectus are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

12.	Material Contracts. Each CDMTV Subsidiaries (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) and each Controlling Shareholders that is a party to the Material Contracts (A) has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Material Contracts to which they are a party, and (B) has taken all necessary corporate and other actions and fulfilled and done all conditions and things required under applicable PRC laws (including the obtaining and possessing of all relevant Approvals (as defined below), if necessary) for the entering into, execution, adoption, assumption, issue, delivery and performance of their respective obligations under each of the Material Contracts. Each of the Material Contracts is in proper legal form under PRC law for the enforcement thereof against each Subsidiary and each of the Controlling Shareholders that are parties thereof in the PRC without further action by any of them, subject as to enforcement to bankruptcy, insolvency, reorganization and other PRC laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles. The execution, delivery and performance of each of the Material Contracts by the parties thereto, and the consummation of the transactions contemplated thereunder, will not (i) result in any violation of or penalty of the existing Business License, articles of association, other constituent documents or Approvals of any of the Subsidiaries; (ii) result in any violation of or penalty under any currently applicable PRC law; or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other existing contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the CDMTV Subsidiaries (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is a party or by which any of the CDMTV Subsidiaries (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is bound or to which any of the CDMTV Subsidiaries’ (and, to our knowledge after due inquiry, each of Wuxi JV’s and Shenzhen JV’s) property or assets is subject, except for such violation, breach or default under clauses (ii) and (iii) which would not, individually or in the aggregate, have a Material Adverse Effect. The choice of PRC law as the governing law in any of the Material Contracts that by their terms are governed by PRC law is a valid choice of governing law and will be binding on the parties to the relevant Material Contract. As used herein, “Approvals” mean all necessary approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, endorsements, qualifications and licenses.

13.	Trademarks. Each CDMTV Subsidiary (and to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) owns or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the Preliminary Prospectus, to our best knowledge after due inquiry, no Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding.

ExhE-4

14.	Intellectual Property. Each of the CDMTV Subsidiaries (and to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them, and to our best knowledge after due inquiry, none of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

15.	No Violation. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the underwriting agreement (the “Underwriting Agreement”) entered among the Company, the selling shareholders in the Offering (the “Selling Shareholders”), Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the underwriters (each an “Underwriter,” and collectively, the “Underwriters”) in the Offering and the deposit agreement (the “Deposit Agreement”) entered among the Company, The Bank of New York as the depositary (the “Depositary”) and the holders and beneficial owners from time to time of the ADSs issued thereunder and the consummation by the Company of the transactions contemplated herein and therein, and the conduct of the Company as described in the Preliminary Prospectus and the Final Prospectus, including the issue and sale of the Offered Securities (as defined below) under the Underwriting Agreement and the Deposit Agreement, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any existing indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is a party or by which any CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is bound or to which any of the properties or assets of a CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is bound or subject to, (B) do not and will not result in any violation of the provisions of the existing articles of association, Business Licenses or any other constituent documents of any CDMTV Subsidiary (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV), (C) do not and will not result in any violation of any provision of currently applicable PRC law or statute or any PRC regulation or rule, and (D) do not and will not result in a violation of any existing order, rule or regulation of any governmental or regulatory agency or any court in the PRC.

16.	Absence of Further Action. No Governmental Authorizations from any Governmental Agency is required for (A) the issue and sale of the ADSs and the Common Shares represented thereof to be sold by the Company under the Underwriting Agreement (the “Offered Securities”), (B) the deposit of the Common Shares represented by the Offered Securities with the Depositary or its nominee, and (C) the consummation by the Company and the Depositary of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, as applicable.

17.	M&A Rules. We have advised the Company as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of China and controlled directly or indirectly by Chinese companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchanges located outside of China.

ExhE-5

Except as disclosed in the Preliminary Prospectus, the issuance and sale of the Offered Securities and the Common Shares underlying the Offered Securities, the listing and trading of the Offered Securities on the Nasdaq Global Market or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the powers of attorney signed by the Selling Shareholders appointing certain individuals named therein as such Selling Shareholders’ attorneys-in fact (the “Powers of Attorney”) and the custody agreements signed by the Selling Shareholders and the Company, as custodian, relating to the deposit of the Common Shares to be sold by such Selling Shareholder (the “Custody Agreements”) are not and will not be affected by the M&A Rules and Related Clarifications. The M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities and the Common Shares underlying the Offered Securities, the listing and trading of the Offered Securities on the Nasdaq Global Market, or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Powers of Attorney and the Custody Agreements.

The statements set forth in the Preliminary Prospectus and the Final Prospectus under the captions “Risk Factors – Risks Related to Doing Business in China – The approval of the China Securities Regulatory Commission, or CSRC, may be required in connection with this offering under a recently adopted PRC regulation. Any requirement to obtain prior CSRC approval could delay this offering and a failure to obtain this approval, if required, could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs, and may also create uncertainties for this offering,” when taken together with the statements under “Regulation – Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

18.	Absence of Reporting Obligations. There are no reporting obligations under PRC law on non-PRC holders of the Offered Securities or the Common Shares.

19.	No Deemed Residence. As a matter of PRC law, no holder of the Offered Securities or Common Shares will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered Securities or Common Shares. There are no limitations under PRC law on the rights of holders of the Offered Securities or Common Shares to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Common Shares.

20.	Accurate Description of Law and Documents. The statements set forth in the Preliminary Prospectus and the Final Prospectus under the captions “Prospectus Summary – Corporate Structure,” “Risk Factors,” “Dividend Policy,” “Related Party Transactions,” “Business,” “Regulations,” “Our Corporate Structure,” “Management,” “Description of Share Capital,” “Selected Consolidated Financial and Operating Data,” “Enforcement of Civil Liabilities” and “Taxation,” insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC law, are true and accurate, and fairly present or fairly summarize the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and do not contain an untrue statement of a material fact, and did not omit and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

21.

Submission to Jurisdiction. The submission of the Company to the non-exclusive jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each a “New York Court”), the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in the Underwriting Agreement will be effective

ExhE-6

to confer jurisdiction over the Subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement and the Deposit Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

22.	Validity of Indemnification Provisions. The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene the public policy or laws of the PRC, and insofar as matters of PRC law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

23.	No Stamp Tax. Except as disclosed in the Preliminary Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of the CDMTV Subsidiaries, any Underwriter, the Depository or, to our knowledge after due inquiry, Wuxi JV or Shenzhen JV to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered Securities and Common Shares, (B) the deposit with the Depositary of Common Shares by the Company pursuant to the Deposit Agreement against issuances of the Offered Securities, (C) the sale and delivery by the Company of the Offered Securities to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, (D) the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the Company, or (E) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated in the Preliminary Prospectus and the Final Prospectus.

24.	No Licensing Requirement. The entry into, and performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement.

25.	No PRC Liability of Depositary. The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under PRC laws for taking any action contemplated in the Deposit Agreement.

26.	No Sovereign Immunity. Under the laws of the PRC, none of the Company, the CDMTV Subsidiaries or, to our knowledge after due inquiry, Wuxi JV or Shenzhen JV, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

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27.	Compliance with PRC Law. Except as disclosed in the Preliminary Prospectus, each of the Company and the CDMTV Subsidiaries (and, to our knowledge after due inquiry, each of Wuxi JV and Shenzhen JV) is currently in compliance with all applicable PRC law and regulations in all material respects.

28.	Disclosure. We have no reason to believe that, with respect to PRC laws and regulations, the Registration Statement, the Preliminary Prospectus, the Final Prospectus and each amendment or supplement thereto, as of their respective issue dates and as of the date of this opinion letter, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT F

OPINION OF SELLING SHAREHOLDER’ LOCAL COUNSEL

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

1.	Good Standing. Such Selling Shareholder is a company duly incorporated under its jurisdiction of incorporation or organization, in good standing and validly existing under the laws of its jurisdiction of incorporation or organization, and possesses the capacity to sue and be sued in its own name.

2.	No Violation. The execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Shareholders with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

3.	Authorization of Custody Agreement. Each Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the respective Selling Shareholders named therein and constitutes the valid and binding agreement of such Selling Shareholder.

4.	Authorization of Underwriting Agreements. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

5.	Absence of Further Action. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency in such jurisdiction in connection with: (i) the creation, execution or delivery of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney by such Selling Shareholder; (ii) enforcement of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney against such Selling Shareholder; or (iii) the performance by such Selling Shareholder of its obligations under the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney.

6.	No Taxes. No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in such jurisdiction under the laws of such jurisdiction in respect of: (i) the execution or delivery of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney; (ii) the enforcement of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney; (iii) the performance of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney; and (iv) payments made under, or pursuant to, the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney. Such jurisdiction currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

ExhF-1

7.	Choice of Law; Submission to Jurisdiction. The courts of such jurisdiction will observe and give effect to the choices of New York law as the governing law of the Underwriting Agreement, the Custody Agreement and the Power-of-Attorney. The submission by such Selling Shareholder to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Underwriting Agreement and the Custody Agreement and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on such Selling Shareholder.

8.	Power-of-Attorney. The Power-of-Attorney has been duly executed by such Selling Shareholder and constitutes the person therein named as the duly appointed attorney of such Selling Shareholder (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind such Selling Shareholder named therein on the terms set out in the Power-of-Attorney.

9.	Enforcement of Judgments. Any final and conclusive monetary judgment obtained against such Selling Shareholder in the courts of New York in respect of the Underwriting Agreement or the Custody Agreement, for a definite sum, may be treated by the courts of such jurisdiction as a cause of action in itself so that no retrial of the issues would be necessary.

10.	No Filings. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in such jurisdiction.

11.	Encumbrances. Such counsel’s search at the Company Registry did not reveal the existence of a lien, mortgage, charge or encumbrance.

12.	No Sovereign Immunity. Neither such Selling Shareholder nor its assets is entitled to any immunity under the law of such jurisdiction, whether characterized as sovereign immunity or otherwise, for any legal proceedings in such jurisdiction to enforce or collect upon the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney.

ExhF-2

EXHIBIT G

OPINION OF DEPOSITARY’S COUNSEL

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

1.	Authorization of Underwriting Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

2.	Issuance of Securities. Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

3.	ADS Registration Statement. The Depositary filed the ADS Registration Statement on Form F-6 under the 1933 Act, and the staff of the Commission has informed such counsel that the Commission declared the ADS Registration Statement effective and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the ADS Registration Statement, and any amendments thereto as of their respective effective dates, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

ExhG-1